Exhibit 99.1

Apex Crypto LLC

Financial Statements
With Report of Independent Auditor

As of and for the year ended December 31, 2022

1

Independent Auditor’s Report

Member
Apex Crypto LLC

Opinion
We have audited the financial statements of Apex Crypto, LLC (the Company), which comprise the statement of financial condition as of December 31, 2022 and 2021, the related statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes to the financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Chicago, Illinois
March 29, 2023, except for the second paragraph of Note 16 as to which the date is April 18, 2023

APEX CRYPTO LLC
STATEMENTS OF FINANCIAL CONDITION

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$24,304,401	$27,436,363
Restricted cash	1,712,500	1,025,000
Receivables, net
Customers	2,769,535	1,950,644
Receivables from affiliates	2,084,853	—
Brokers, dealers, correspondents and clearing organizations	1,283,005	5,699,731
Total receivables, net	6,137,393	7,650,375
Property and equipment, net	4,344,034	1,008,246
Intangible assets	305,762	10,391,308
Cryptocurrencies safeguarding asset	480,618,025	—
Other assets	2,482,465	748,305
Total assets	$519,904,580	$48,259,597
Liabilities and member’s equity
Liabilities
Payable to brokers, dealers, correspondents and clearing organizations	2,116,940	5,725,375
Payables to affiliates	517,085	1,286,604
Cryptocurrencies safeguarding liability	480,618,025	—
Accrued expenses and other liabilities	3,801,550	4,421,695
Total liabilities	487,053,600	11,433,674
Commitments and contingencies
Member’s equity
Member’s equity	32,850,980	36,825,923
Total liabilities and member’s equity	$519,904,580	$48,259,597

See accompanying notes to financial statements.

APEX CRYPTO LLC
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021

Net revenues
Cryptocurrencies revenue	$3,071,288,843	$9,070,735,939
Other fees and services	12,100	—
Other income	76,350	5,000
Total non-interest income	3,071,377,293	9,070,740,939
Interest income	73,794	—
Interest expense	—	(38,219)
Total net interest income (expense)	73,794	(38,219)
Total net revenues	3,071,451,087	9,070,702,720
Non-interest expenses
Cryptocurrencies costs	3,043,145,791	8,978,132,416
Execution, clearing and brokerage fees	19,649,896	57,826,305
Employee compensation and benefits	12,391,826	4,924,067
Administrative and general	2,707,071	932,373
Communications	2,158,794	870,820
Occupancy, depreciation and amortization	206,179	59,929
Total non-interest expenses	3,080,259,557	9,042,745,910
(Loss) income before income taxes	(8,808,470)	27,956,810
Income tax (benefit) expense	(2,815,792)	7,884,367
Net (loss) income	$(5,992,678)	$20,072,443

See accompanying notes to financial statements.

APEX CRYPTO LLC
STATEMENTS OF CHANGES IN MEMBER'S EQUITY

Total Member's Equity
Balance as of December 31, 2020	$4,253,480
Capital contributions	12,500,000
Net income	20,072,443
Balance as of December 31, 2021	36,825,923
Share-based compensation	2,017,735
Net loss	(5,992,678)
Balance as of December 31, 2022	$32,850,980

See accompanying notes to financial statements.

APEX CRYPTO LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021

Cash flows from operating activities
Net (loss) income	$(5,992,678)	$20,072,443
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	156,576	59,929
Deferred income taxes	(357,695)	331,688
Share-based compensation	2,017,735	—
Changes in operating assets and liabilities:
Receivables from customers	(818,891)	(1,950,644)
Cryptocurrencies intangible assets	10,085,546	(8,895,174)
Receivables from brokers, dealers, correspondents and clearing organizations, net	4,416,727	(4,132,002)
Receivables from affiliates	(2,084,853)	—
Other assets	(1,708,152)	(744,554)
Payables to brokers, dealers, correspondents and clearing organizations	(3,608,435)	5,074,518
Payables to affiliates	(769,520)	1,008,603
Accrued expenses and other liabilities	(288,458)	3,532,748
Net cash provided by operating activities	1,047,902	14,357,555
Cash flows from investing activities
Capitalization of software development costs	(3,323,537)	(1,068,175)
Purchase of property and equipment	(168,827)	—
Net cash used in investing activities	(3,492,364)	(1,068,175)
Cash flows from financing activities
Capital contributions	—	12,500,000
Net cash provided by financing activities	—	12,500,000
Net (decrease) increase in cash, segregated cash, and restricted cash	(2,444,462)	25,789,380
Cash, cash equivalents and restricted cash at beginning of period	28,461,363	2,671,983
Cash, cash equivalents and restricted cash at end of period	$26,016,901	$28,461,363
Cash, cash equivalents and restricted cash
Cash and cash equivalents	24,304,401	27,436,363
Restricted cash	1,712,500	1,025,000
Cash, cash equivalents and restricted cash at end of period	$26,016,901	$28,461,363
Supplemental cash flow information
Income taxes paid	$—	$7,367,245
Interest paid	—	38,219

See accompanying notes to financial statements.

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

1.ORGANIZATION AND NATURE OF BUSINESS
Apex Crypto LLC (the “Company”) was incorporated on January 26, 2018 as a single member limited liability company in the State of Delaware. The Company is a wholly owned subsidiary of Apex Fintech Solutions Inc. (“Apex Fintech”), formerly known as Apex Fintech Solutions LLC. Apex Fintech is majority owned by PEAK6 APX Holdings LLC (“PEAK6 APX”).

On February 12, 2021, Apex Fintech entered into an option agreement (“Apex Crypto Option”) with PEAK6 Investments LLC whereby, subject to regulatory approval, Apex Fintech could acquire 100% of the equity of the Company for one dollar from PEAK6 Investments LLC. On June 29, 2021, Apex Fintech exercised the Apex Crypto Option and the Company became a wholly-owned subsidiary of Apex Fintech.

The Company is registered with the U.S. Treasury Financial Crimes Enforcement Network (“FinCEN”) as a money services business and holds a money transmission license or virtual currency equivalent licenses. The Company enters into transactions in cryptocurrencies with customers and provides custody of cryptocurrencies for customers. The Company is currently licensed as a money transmitter or the virtual currency equivalent in various states. In addition, the Company is participating in Hawaii’s Digital Currency Innovation Lab and has a pending BitLicense in New York. The Company is currently operational in all other
U.S. states and jurisdictions based on legal opinion, and in some cases state regulator confirmation, that a license is not required.

2.SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Use of Estimates
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as established by the Financial Accounting Standards Board (“FASB”). The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosures of contingent assets and liabilities in the notes to the financial statements at the date of the financial statements, and the reported amounts of revenues and expenses. On an ongoing basis, management evaluates its significant estimates, including, but not limited to the useful lives of property, plant and equipment, the estimate of credit losses and provision for income taxes. In accordance with U.S. GAAP, management bases its estimates on historical experience and on various other assumptions that management believes are reasonable under the circumstances. Actual results could differ materially from such estimates. Management believes that the estimates utilized in preparing these financial statements are reasonable.

Reclassification
Where applicable, certain amounts in the prior year’s financial statements have been reclassified to conform to current year presentation. There were no material or significant rearrangements or reclassifications made during the year, and these reclassifications had no impact on net income.

Cash, Cash Equivalents and Restricted Cash
The Company has cash on deposit with major financial institutions. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

The Company also collects deposits from correspondents with certain restrictions as to its use under the terms of certain contractual agreements which are recorded as restricted cash and a corresponding payable to correspondents.

Receivable from Customers
Receivable from customers include amounts due on cash for trades pending settlement and are reflected in the Statements of Financial Condition on a trade date basis

8

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

Receivables from and Payables to Brokers, Dealers, Correspondents and Clearing Organizations
Receivables include amounts receivable relating to open transactions, non-customer receivables, and amounts related to unsettled activities. Payables include amounts payable relating to open transactions, non-customer payables, and amounts related to unsettled activities. These balances are reported net by counterparty when the right of offset exists.

The Company collects commissions and other fees from correspondents’ customers either monthly or periodically through the month. As stipulated by individual agreements with correspondent introducing brokers (“correspondents” or “clients”), the Company remits net amounts due to correspondents after deducting charges for clearing, execution, and others as applicable.

Property and Equipment
Property and equipment are recorded at cost, net of accumulated depreciation and amortization, and consists of capitalized software costs. Amortization on capitalized software is recorded on a straight-line basis using an estimated useful service life of 8 years. Depreciation and amortization are recorded in the Statements of Operations in Occupancy, depreciation and amortization. Property and equipment are reviewed annually for impairment, with no such impairment loss recorded in the current year.

Capitalized Software Costs
Software development costs consist primarily of employee salaries and benefits incurred in the development of new internal- use software solutions. When determining whether applicable costs qualify for capitalization, the Company uses judgment in distinguishing between the preliminary project and application development stages of the project. The application development stage costs generally include costs associated with internal-use software configuration, coding, installation, and testing.

The Company determines the amount of internal-use software costs to be capitalized based on the amount of time spent by developers on projects in the application stage of development. There is judgment involved in estimating time allocated to a particular project in the application stage.

Capitalized software costs for the development of internal-use software applications are recorded as part of property and equipment in the Statement of Financial Condition. During the years ended December 31, 2022 and 2021, the Company capitalized internal-use software development costs of $3,323,537 and $1,068,175, respectively.

Amortization of capitalized internal-use software begins on the date the software is placed in service and the amortization period is based on estimated useful life. Significant estimates and assumptions include determining the appropriate amortization period based on the estimated useful life and assessing the unamortized cost balances for impairment.

Intangible Assets
Intangible assets consist of cryptocurrencies owned by the Company as well as cryptocurrencies in-transit with market makers, and are accounted for as indefinite-lived intangible assets and are initially measured at cost under the guidance in Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other. These assets are not amortized, but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. See footnote 8 for more information about the economic impact and short-term settlement of the intangible assets in-transit with market makers.

Impairment exists when the carrying amount exceeds its fair value. The fair value of cryptocurrencies is determined as the lowest price of executed transactions during the measurement period, using the quoted price of the cryptocurrencies from the Company’s counterparties. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. After an impairment loss is recognized, the adjusted carrying amount of the digital asset becomes its new accounting basis. Impairment losses are included in Cryptocurrencies costs in the Statements of Operations. A subsequent reversal of a previously recognized impairment loss is not permitted.

The Company assigns costs to transactions on a first-in, first-out basis. Realized gains and losses are included in Cryptocurrencies revenue in the Statements of Operations. The Company intends to receive the economic benefits of the cryptocurrencies within one year to support operations and growth. The Company classifies cash flows from cryptocurrencies within cash flows from operating activities.

9

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

Revenue from Contracts with Customers
The Company offers customers the ability to purchase or sell certain cryptocurrencies on its platform. A cryptocurrency transaction includes multiple performance obligations, which are execution, custody of the customer’s purchased cryptocurrency, and material rights for ongoing custody beyond the original contractual period.

The Company charges the customer an execution fee at the transaction level. The fee takes the form of a markup or markdown based on the aggregate market price of the cryptocurrency a customer is buying or selling. The Company receives its fee upon a customer’s settlement of the order. Funds transferred in US dollars to or from the customer’s account at Apex Clearing Corporation (“ACC”) to settle the transaction are inclusive of fees. The Company satisfies its execution performance obligation on the cryptocurrency when control of the cryptocurrency transfers from the Company to the customer, the point in time when the transaction is recorded in the customer’s account to denote the transfer of control of the cryptocurrency to the customer.

The contract between the Company and the customer can be terminated by either party at any time without the requirement to pay a termination penalty. Upon termination of the contract, the customer’s cryptocurrency held in the Company’s custody is required to be liquidated and the proceeds are required to be distributed to the customer. Accordingly, the initial contractual period in which the Company and the customer have present enforceable rights and obligations with respect to the custody of the customer’s cryptocurrency is one day. Thereafter, by virtue of electing not to terminate the contract, the customer has a material right to obtain custodial services from the Company for no additional cost, for additional days until the customer sells the cryptocurrency or closes its account with the Company.

Accordingly, the Company satisfies its custody performance obligation over the one-day contractual period, which is determined to be immaterial in the context of the contract with a customer due to the one-day contractual period. The customer exercises the material right for ongoing custody performance obligations each day over the period for which the customer chooses to maintain its cryptocurrencies in the Company’s custody, which ends when the customer sells cryptocurrency or closes its account with the Company. Therefore, the Company’s performance obligation with respect to the material right is satisfied over the period of time for which the customer’s cryptocurrencies are in the Company’s custody.

The Company’s services include an obligation to execute customer orders for cryptocurrency assets when customers’ buy or sell orders are routed to its platform by the introducing broker. The customer, through the introducing broker, places an order for purchase of cryptocurrencies through the Company’s proprietary digital trading platform. Based on the live feed of prices and availabilities of the various cryptocurrencies published by market makers, to which the Company’s customers have access through the digital trading platform, the digital trading platform identifies and selects the market maker that is currently offering the best price for the cryptocurrency ordered by the customer. Based on the price offered by the selected market maker, the Company translates the customer order from the notional amount to a specific quantity of the cryptocurrency that the customer has ordered. The Company executes a corresponding order with the market maker. Upon execution of each order, the customer, the market maker, and the Company have legally enforceable rights and obligations with respect to the purchase or sale of the cryptocurrency and the payment of the consideration in exchange for the cryptocurrency. Upon execution of the order, the Company draws the amount of consideration, which includes the price of the cryptocurrency charged by the market maker and the Company’s mark-up, from the customer’s account with ACC. The Company fills the customer order from its own account of the respective cryptocurrency. The cryptocurrency purchased by the customer is placed in omnibus digital wallets hosted by the Company or third-party custodians. Depending on the transaction, the definition of a customer may differ, as the customer is the counterparty who places the order with the Company to buy (whether the account holder or the liquidity provider), and the vendor is the counterparty who “fulfills” the order by providing or purchasing the cryptocurrency to/from the Company (for example, when the account holder places a “sell” order and the liquidity provider is therefore placing a “buy” order. Contracts to buy/sell cryptocurrency with the liquidity provider not related to customer contracts are not treated as revenue transactions.

Judgment is required in determining whether the Company is the principal or the agent in these transactions. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the crypto asset provided before it is transferred to the customer or whether it acts as an agent by arranging for customers to purchase or sell the crypto asset utilizing the platform. In accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Company acts as a principal in the transaction when a customer purchases or sells crypto assets, and therefore reflects gross presentation for the transactions as Cryptocurrencies revenue on the Statements of Operations. The corresponding gross presentation of the cost to purchase cryptocurrency is recorded as Cryptocurrencies costs on the Statements of Operations. The Company has concluded it is a principal in the transaction because it controls the cryptocurrencies during the settlement process, and it is primarily responsible for the delivery of cryptocurrencies to the customers. Cryptocurrencies represent fungible units that can be

10

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

subdivided into smaller fractional units. The Company assigns costs to the transactions on a first-in, first-out basis for each individual cryptocurrency asset sold.

The Company allocates transaction price to each performance obligation based on relative standalone selling prices. The Company has observable standalone selling price for its performance obligation to execute customer orders for cryptocurrency trading, based on the price that it charges to customers that engage in day trading and do not obtain the Company’s custody services. The Company estimates that standalone selling prices for the custody service and the material right for ongoing custody service using a combination of the expected cost plus a margin approach and the adjusted market assessment approach, maximizing the use of observable inputs in its estimation method.

Share-Based Compensation
The Company’s employees participate in Apex Fintech’s stock-based compensation plan. The Company accounts for share- based compensation with persons classified as employees for accounting purposes under ASC 718, Compensation-Stock Compensation, which recognizes awards at fair value on the date of grant and the recognition of compensation expenses over the period during which an employee is required to provide services in exchange for the awards, known as the requisite service period (usually, the vesting period). The grant date fair value is utilized for restricted stock unit awards (“RSUs”) and stock options. Time-based and graded vesting service awards are recognized on a straight-line basis over the employees’ requisite service period. Forfeitures are accounted for as they occur. To date, Apex Fintech has issued share-based awards with only service-based vesting conditions. All share-based awards are classified as equity, as they may only be settled in shares of the Apex Fintech’s common stock.

Subsequent to the vesting period, earned stock-settled restricted stock units (equity classified) are paid to the holder in shares of Apex Fintech common stock, provided the holder is still employed with the Company as of the vesting date.

Derivative Instruments
The Company has master netting agreements with its liquidity providers utilized to execute its customer trading activities regarding cryptocurrencies that provide for, amongst other things, settlement of these activities on a batch or net basis that occurs at least on a daily basis. That is, forward contracts are all settled generally within the next business day. These contracts have been determined to meet the definition of a derivative under the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). Derivative instruments are recorded on the Statements of Financial Condition at fair value. The Company has decided to net derivative assets and liabilities with the same counterparty on the Statements of Financial Condition if a legal right of offset exists and certain other criteria are met.

Due to the short-term nature of these derivatives, the forward contracts do not have a material impact on the Statements of Operations. The Company does not enter into derivatives for trading or speculative purposes, and none of the Company’s derivatives are designated as hedges and do not qualify for hedge accounting.

Cryptocurrencies Safeguarding Liability and Corresponding Safeguarding Asset
The Company recorded a safeguarding liability with respect to its obligation to safeguard customers’ cryptocurrencies along with a corresponding safeguarding asset under the guidance of Securities and Exchange Commission (“SEC”) staff released Staff Accounting Bulletin No. 121 (“SAB 121”). The safeguarding asset and liability were initial recognized at fair value and are remeasured at fair value on a recurring basis with no impact to the Statements of Operations. Any wastage, conversion or misappropriation would impact the measurement of the safeguarding asset.

The Company provides cryptocurrencies custody services to its customers and does not own the cryptocurrencies held in its capacity as the custodial as these cryptocurrencies belong to the Company’s customers.

Income Tax
As a single-member limited liability company, the Company is disregarded as an entity separate from its owner and its operations are included in the federal and state income tax returns of its parent, Apex Fintech Solutions Inc. There is no requirement to allocate income tax expense to a legal entity that is both not subject to tax and disregarded by the taxing authority, however the Company has elected to allocate the consolidated amount of current and deferred tax expense as if it were a separate taxpayer.

11

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

Current and deferred tax expense is allocated to the Company based on a modified “separate return” method. Under this method the Company is assumed to file a separate return with the tax authority, thereby reporting the Company’s taxable income or loss and paying the applicable tax to or receiving the appropriate refund from Apex Fintech. The Company follows a “benefits-for- loss” approach to assess deferred tax realizability. Under this approach, deferred tax assets are characterized as realizable by the Company when those assets are realized by the consolidated group, even if the Company would not otherwise have realized them on a stand-alone basis. Pursuant to a tax sharing agreement with Apex Fintech, any utilization by Apex Fintech of the Company’s tax losses, including any carryovers thereof, will either reduce the current tax liability or be remitted to the Company

Deferred tax assets and liabilities are determined based on the temporary differences between carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. Uncertain tax positions are recognized if they are more likely than not to be sustained upon examination, based on the technical merits of the position. Changes in the unrecognized tax benefits occur on a regular basis due to tax return examinations and settlements that are concluded, statutes of limitations that expire, and court decisions that are issued that interpret tax law. There are positions involving taxability in certain tax jurisdictions and timing of certain tax deductions for which it is reasonably possible that the total amounts of unrecognized tax benefits for uncertain tax positions will significantly decrease within twelve months because the tax positions may be settled in cash or otherwise resolved with taxing authorities. When applicable, a valuation allowance is established to reduce any deferred tax asset when it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Recently Adopted Accounting Pronouncements
The Company’s management has evaluated all of the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the date of the financial statements and except as described below, does not believe the future adoption of any such pronouncements will have have significance, or potential significance, on the Company’s financial statements.

In March 2022, the SEC staff released SAB 121, which requires entities that hold cryptocurrencies on behalf of platform users to recognize a liability to reflect the entity’s obligation to safeguard the cryptocurrencies held for its platform users, whether directly or through an agent or another third party acting on its behalf, along with a corresponding safeguarding asset. Both the liability and corresponding safeguarding asset shall be measured at fair value. SAB 121 also requires disclosure of the nature and amount of cryptocurrencies being safeguarded, how the fair value is determined, an entity's accounting policy for safeguarding liabilities and corresponding safeguarding assets, and may require disclosure of other information about risks and uncertainties arising from the entity's safeguarding activities. For cryptocurrencies that are not maintained on the Company’s platform and for which the Company does not maintain a private key or the ability to recover a customer’s private key, these balances are not recorded, as there is no related safeguarding obligation in accordance with SAB 121. This guidance is effective from the first interim period after June 15, 2022 with retrospective application as of January 1, 2022. The Company adopted SAB 121 as of September 30, 2022, with retrospective application as of January 1, 2022. The balances as of January 1, 2022 for the Cryptocurrencies safeguarding asset and Cryptocurrencies safeguarding liability were $1,293,872,563. See footnote 9 for additional information.

3.RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS, CORRESPONDENTS AND CLEARING ORGANIZATIONS
Receivables from brokers, dealers, correspondents and clearing organizations consist of the following:

	As of December 31,
	2022	2021
Deposits at brokers or dealers	$1,002,365	$5,584,789
Receivables from correspondents, net of allowance of $0	280,640	114,942
Total	$1,283,005	$5,699,731

12

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

Payables to brokers, dealers, correspondents and clearing organizations consist of the following:

	As of December 31,
	2022	2021
Payables to correspondents	$2,112,596	$5,725,375
Proprietary accounts of brokers or dealers	4,344	—
Total	$2,116,940	$5,725,375

4.PROPERTY AND EQUIPMENT, NET
Property and equipment, net consist of the following:

	As of December 31,
	2022	2021
Capitalized internal use software development costs	$3,886,961	$1,068,175
Software	504,751	—
Computer hardware	168,827	—
Total property and equipment	4,560,539	1,068,175
Less: Accumulated depreciation and amortization	(216,505)	(59,929)
Property and equipment, net	$4,344,034	$1,008,246

Depreciation and amortization expense were $156,576 and $59,929, respectively, for the years ended December 31, 2022 and 2021 and is included in Occupancy, depreciation and amortization on the Statements of Operations.

5.INTANGIBLE ASSETS

Intangible assets consist of the following:

	As of December 31,
	2022	2021
Intangible assets with indefinite lives:
Cryptocurrencies digital assets	$305,762	$10,391,308
Intangible assets	$305,762	$10,391,308

The Company recorded gross impairment charges of $37,669,512 and $166,660,582 during the years ended December 31, 2022 and 2021 respectively, due to the observed market price of cryptocurrencies digital assets decreasing below the carrying value during the respective periods. Impairment expense is included in Cryptocurrencies costs in the Statements of Operations.

6.FAIR VALUE MEASUREMENT OF ASSETS AND LIABILITIES
FASB ASC 820, Fair Value Measurements, establishes a framework for measuring fair value, and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income, or cost approach, as specified by ASC 820 are used to measure fair value.

13

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment, as the valuations are based on quoted prices in active markets that are readily and regularly available.
Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full terms of the assets or liabilities. These financial instruments are valued by quoted prices that are less frequently refreshed than those in active markets or by models that use various assumptions derived from or supported by data that is generally observable in the marketplace. Valuations in this category are inherently less reliable than those determined by quoted market prices due to the degree of subjectivity involved in determining appropriate methodologies and applicable underlying assumptions. Examples of observable inputs other than quoted prices for the asset or liability are interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates.
Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. These financial instruments have significant inputs that cannot be validated by readily determinable data and generally involve considerable judgment by management.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurements in its entirety requires judgment and considers factors specific to the financial instrument.

A market is active if there are sufficient transactions on an ongoing basis to provide current pricing information for the asset or liability, pricing information is released publicly, and price quotations do not vary substantially either over time or among market makers. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity.

The Company has evaluated the estimated fair value of derivative assets and liabilities financial instruments using available market information such as quoted market prices in active markets. These instruments are classified within Level 1 of the fair value hierarchy.

The following table summarizes the assets and liabilities measured at fair value on a recurring basis based on the three-tier fair value hierarchy:

	Level 1	Level 2	Level 3	Total
As of December 31, 2022
Assets
Derivative assets	$799,522	$—	$—	$799,522
Cryptocurrencies safeguarding asset	—	480,618,025	—	480,618,025
Total financial assets	$799,522	$480,618,025	$—	$481,417,547
Liabilities
Derivative liabilities	61,610	—	—	61,610
Cryptocurrencies safeguarding liability	—	480,618,025	—	480,618,025
Total financial liabilities	$61,610	$480,618,025	$—	$480,679,635

As of December 31, 2021
Derivative assets	152,469	—	—	152,469
Derivative liabilities	1,934,188	—	—	1,934,188

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APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

There were no transfers between levels during the periods presented. Derivatives assets and liabilities are included in Other assets and Accrued expenses and other liabilities in the Statements of Financial Condition, respectively.

Cryptocurrencies safeguarding asset and liability represent the Company’s obligation to safeguard customers’ crypto assets. Accordingly, the Company has valued the assets and liabilities using quoted market prices for the underlying crypto assets which is based on Level 2 inputs.

7.DERIVATIVE INSTRUMENTS
Derivatives may give rise to counterparty credit risk and/or market risk if the liquidity providers fail to settle these contracts. All liquidity providers must be pre-approved prior to engaging in any transaction with the Company. They are also monitored on a regular basis by the Company to ensure compliance with the Company’s risk policies and agreed upon limits. Additionally, the overall amount of derivatives are not significant to the financial statements as a whole. Therefore, the Company has assessed the likelihood of a material credit risk event to be remote.

Changes in the fair value of derivatives are reported in Other income in the Statements of Operations. However, as these contracts are typically settled within 24 hours with the counterparties at contract value the next day; the contract value approximates the fair value.

Derivative assets and derivative liabilities are recorded at their net fair values in Other assets and Accrued expenses and other liabilities in the Statements of Financial Condition, respectively. The following table presents the total notional or contractual amounts and fair values for these derivatives. The notional, or contractual amount represents the total number of coins for each period presented.

	Contract/Notional	Gross Derivative Assets	Gross Derivative Liabilities
December 31, 2022
Bitcoin	(12.52969919)	$513,660	$306,689
Ethereum	(258.2660)	491,532	182,935
Shiba Inu	(20,950,960,382)	335,149	166,959
Fantom	(1,059.480102)	205,895	206,060
Dogecoin	407,747.2084	166,395	194,899
Cardano	(79,995.10818)	120,464	101,065
Solana	(3,037.778864)	109,793	80,675
Litecoin	(521.423247)	67,552	31,067
Other coins	(562,389.34569597)	214,772	216,951
Gross Derivative Assets/Liabilities		2,225,212	1,487,300
Less: Legally enforceable master netting agreements		1,425,690	1,425,690
Total derivative assets/liabilities		$799,522	$61,610

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APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

	Contract/Notional	Gross Derivative Assets	Gross Derivative Liabilities
December 31, 2021
Shiba Inu	6,097,246,902.8206	$1,723,008	$1,934,933
Bitcoin	9.6502	1,434,359	1,880,028
Ethereum	196.0329	1,394,809	2,112,844
Cardano	(227,269.2356)	966,908	662,496
Dogecoin	(215,502.6802)	753,369	715,031
Litecoin	(350.7514)	185,858	133,178
Avalanche	(140.1790)	178,617	162,066
Solana	1,128.5521	171,935	365,918
Fantom	283.6922	156,804	155,232
Polygon	46,433.4910	127,382	243,422
Stellar	91,446.7419	101,257	125,185
Terra	1,111.9845	75,148	171,932
Decentraland	51,393.9867	71,545	239,758
SushiSwap	12,224.9181	66,347	183,698
Other coins	96,332.7592	555,162	658,506
Gross Derivative Assets/Liabilities		7,962,508	9,744,227
Less: Legally enforceable master netting agreements		7,810,039	7,810,039
Total derivative assets/liabilities		$152,469	$1,934,188

The table below provides information on the gross fair values of derivative assets and liabilities, the balance sheet netting adjustments and the resulting net fair value amount recorded on the Company’s Statements of Financial Condition. The Company executes all of its derivative transactions under master netting arrangements and reflects all derivative balances and related cash collateral subject to enforceable master netting arrangements on a net basis within the Statements of Financial Condition.

The Company determines the balance sheet netting adjustments based on the terms specified within each master netting arrangement. The Company discloses the balance sheet netting amounts within the column titled “Gross amounts offset in Statements of Financial Condition.” Balance sheet netting adjustments are determined at the counterparty level for which there may be multiple coin types. As a result, the net amounts disclosed by contract type may not represent the actual exposure upon settlement of the contracts.

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APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

The “Net amounts in Statements of Financial Condition” column within the table below represents the aggregate of the Company’s net exposure to each counterparty after considering the adjustments on the Statements of Financial Condition.

	Gross amounts recognized	Gross amounts offset in Statements of Financial Condition	Net amounts in Statements of Financial Condition
December 31, 2022
Bitcoin	$513,660	$306,689	$206,971
Ethereum	491,532	180,018	311,514
Shiba Inu	335,149	192,893	142,256
Fantom	205,895	205,541	354
Dogecoin	166,395	174,629	(8,234)
Cardano	120,464	100,890	19,574
Solana	109,793	57,722	52,071
Litecoin	67,552	23,209	44,343
Other coins	214,772	184,099	30,673
Total derivatives assets	$2,225,212	$1,425,690	$799,522
Bitcoin	$306,689	$306,689	$—
Ethereum	182,935	180,018	2,917
Shiba Inu	166,959	192,893	(25,934)
Fantom	206,060	205,541	519
Dogecoin	194,899	174,629	20,270
Cardano	101,065	100,890	175
Solana	80,675	57,722	22,953
Litecoin	31,067	23,209	7,858
Other coins	216,951	184,099	32,852
Total derivatives liabilities	$1,487,300	$1,425,690	$61,610

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APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021	Gross amounts recognized	Gross amounts offset in Statements of Financial Condition	Net amounts in Statements of Financial Condition
Shiba Inu	$1,723,008	$1,314,188	$408,820
Bitcoin	1,434,359	1,121,850	312,509
Ethereum	1,394,809	1,984,517	(589,708)
Cardano	966,908	495,124	471,784
Dogecoin	753,369	752,852	517
Litecoin	185,858	129,480	56,378
Avalanche	178,617	168,672	9,945
Solana	171,935	171,935	—
Fantom	156,804	156,804	—
Polygon	127,382	253,053	(125,671)
Stellar	101,257	92,177	9,080
Terra	75,148	75,148	—
Decentraland	71,545	255,957	(184,412)
SushiSwap	66,347	198,709	(132,362)
Other coins	555,162	639,573	(84,411)
Total derivatives assets	$7,962,508	$7,810,039	$152,469
Shiba Inu	$1,934,933	$1,314,188	$620,745
Bitcoin	1,880,028	1,121,850	758,178
Ethereum	2,112,844	1,984,517	128,327
Cardano	662,496	495,124	167,372
Dogecoin	715,031	752,852	(37,821)
Litecoin	133,178	129,480	3,698
Avalanche	162,066	168,672	(6,606)
Solana	365,918	171,935	193,983
Fantom	155,232	156,804	(1,572)
Polygon	243,422	253,053	(9,631)
Stellar	125,185	92,177	33,008
Terra	171,932	75,148	96,784
Decentraland	239,758	255,957	(16,199)
SushiSwap	183,698	198,709	(15,011)
Other coins	658,506	639,573	18,933
Total derivatives liabilities	$9,744,227	$7,810,039	$1,934,188

8.CRYPTOCURRENCIES SAFEGUARDING OBLIGATION
The Company recognizes a cryptocurrencies safeguarding liability to reflect the Company’s obligation to safeguard the cryptocurrencies held for the benefit of customers, which is recorded in Cryptocurrencies safeguarding liabilities on the Statements of Financial Condition upon the adoption of SAB 121. The Company also recognize a corresponding safeguarding asset which is recorded in Cryptocurrencies safeguarding asset on Statements of Financial Condition.

The cryptocurrencies purchased by customers are placed in omnibus digital wallets hosted by the Company or third party custodians. The Company maintains the internal recordkeeping of the Company’s customers’ crypto assets, including the

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APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

amount and type of crypto assets owned by each of the Company’s customers in the custodial accounts. The Company and its third party sub-custodians safeguard crypto assets and related cryptographic keys for customers and accordingly are obligated to safeguard the customers’ crypto assets from wastage, conversion or misappropriation. The Company currently utilizes three custodians. Therefore, we have concentration risk in the event the third-party custodians are not able to perform in accordance with our agreements.

The following table summarizes the significant cryptocurrencies we hold for the benefit of our customers and the digital asset safeguarding liability and corresponding safeguarding asset:

As of December 31,
2022
Ethereum	$118,031,222
Shiba Inu	117,351,175
Bitcoin	110,517,180
Dogecoin	64,097,847
Cardano	19,545,541
Litecoin	10,033,931
Solana	3,916,679
Fantom	1,257,553
Other coins	35,866,897
Total cryptocurrencies safeguarding liability	480,618,025
Total cryptocurrencies safeguarding asset	$480,618,025

As of December 31, 2022 and 2021, Accrued expenses and other liabilities includes $1,119,869 and $1,498,103 payable to customers for in-transit transactions.

9.COMMITMENTS, CONTINGENCIES AND GUARANTEES
General Contingencies
In the ordinary course of business, the Company enters into contracts that contain a variety of representations and warranties that provide indemnifications to the counterparties under certain circumstances. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of loss to be remote.

Commitment to Purchase Customer Cryptocurrencies under Custody
The Company has entered into customer user agreements which provides a commitment of the Company to buy the cryptocurrencies of the customer upon their request to sell at prevailing market rates as determined by the Company. This commitment is limited to the amount of customer cryptocurrencies under custody.

10.SHARE-BASED COMPENSATION
Total share-based compensation included as a component of employee compensation and benefits was as follows:

Year Ended December 31, 2022
Restricted stock unit awards	$712,828
Stock options	275,483
Allocated share-based compensation	1,029,424
Total share-based compensation	$2,017,735

19

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

On February 28, 2022 the Board of Directors of Apex Fintech adopted the Apex Fintech Solutions, Inc. Equity Incentive Plan (“AFS Equity Plan”) which authorized the granting of up to 47,000,000 shares of Apex Fintech’s common stock as share-based compensation to eligible participants, as options to purchase shares of common stock in the form of incentive stock options or nonqualified stock options; stock appreciation rights (“SARs”) in the form of tandem SARs or free-standing SARs; stock awards in the form of restricted stock awards (“RS Awards”), restricted stock unit awards (“RSUs”) or other stock awards; and performance awards. Shares granted under the AFS Equity Plan will be issued from authorized but unissued shares.

The AFS Equity Plan is administered by the Compensation Committee of Apex Fintech’s Board of Directors. The Compensation Committee has discretionary authority to determine the eligibility to participate in the AFS Equity Plan and establishes the terms and conditions of the awards, including the number of awards granted to each participant and all other terms and conditions applicable to such awards in individual grant agreements
.
For the year ended December 31, 2022 the Company recorded share-based compensation expenses of $1,029,424 related to expenses allocate to the Company by Apex Fintech for time spent by employees of Apex Fintech on the management of the Company, with a corresponding credit recorded as a deemed capital contribution by Apex Fintech.

Restricted Stock Unit Awards
The following table summarizes the activity for RSUs awarded to the Company’s employees for the year ended December 31, 2022:

	Number of RSUs	Weighted- average grant date fair value
Unvested at December 31, 2021	0.00	$ 0.00
Granted	175,667	$7.28
Vested	(89,167)	$7.99
Forfeited	(11,500)	$8.79
Unvested at December 31, 2022	75,000	$6.21

RSUs represent the right to receive one share of the Apex Fintech’s common stock upon vesting. RSUs granted to the Company’s employees under the AFS Equity Plan for the year ended December 31, 2022 were 175,667, of which 100,000 RSUs have a time-based graded-vesting term of four years that vest on June 30 of each year, and 75,667 RSUs cliff-vest on December 31, 2022.

As of December 31, 2022, unrecognized compensation costs related to unvested RSUs issued to employees were $465,750 and will be recognized over a weighted-average period of 3.00 years.

Stock Options
On July 1, 2022, the Apex Fintech granted 1,129,600 stock options to certain of the Company’s employees that vest over a 4- year period. Options are expensed on a straight-line basis over the required service period, based on the estimated fair value of the award on the date of grant. These options are subject to graded vesting, beginning on the first anniversary of the grant date, so long as the employee remains continuously employed by the Company. The maximum term of these stock options is ten years.

20

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

The fair value of the stock options granted during the year ended December 31, 2022 was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions:

2022
Risk-free interest rate	2.08%
Dividend yield	0.0%
Expected stock price volatility	30.0%
Expected life of stock options (in years)	6.25
Fair value of stock options granted (per share)	$2.21

The expected life of options represents the weighted average period of time that the equity awards are expected to be outstanding. The risk-free interest rate assumptions was based on pricing and yields on United States Treasuries with a maturity equal to the expected life of the stock options, and if unavailable, the rate was interpolated using the nearest two known time period. The expected stock price volatility assumption was based on an analysis of the observed implied volatility of a set of guideline companies.

The following table provides a summary of the activity for stock options awarded to the Company’s employees for the year ended December 31, 2022:

	Number of options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Terms (Years)	Weighted-Average Grant Date Fair Value
Outstanding as of December 31, 2021	—	$—		$—
Granted	1,129,600	$6.21		$2.21
Vested	—	$—		$—
Forfeited	(140,500)	$6.21		$2.21
Outstanding as of December 31, 2022	989,100	$6.21	9.50	$2.21

The total unrecognized compensation expenses at December 31, 2022 was $1,910,428, which will be recognized over a weighted-average period of 3.50 years.

11.INCOME TAXES
On February 12, 2021, Apex Fintech entered into the Apex Crypto Option with PEAK6 Investments LLC whereby Apex Fintech acquired 100% of the equity of the Company. As a result, for the period January 1, 2021 through February 12, 2021, the Company is treated as a single-member limited liability company owned by PEAK6 Investments LLC, a multi-member limited liability company subject to U.S. taxation as a partnership. Accordingly, the Company’s income during the January 1, 2021 through February 12, 2021 is reported in the Statements of Operations but there is no related U.S. income tax expense as it is the obligation of the individual partners.

As of December 31, 2022 and 2021, the Company had income taxes receivable of $1,435,057 and $592,086, respectively, and income taxes payable of $0 and $185,434, respectively, which are included in Other assets and, Accrued expenses and other liabilities, respectively, in the Statements of Financial Condition. The net deferred tax asset of $26,006 and net deferred tax liability $331,688 as of December 31, 2022 and 2021, respectively, is included in Other assets and Accrued expenses and other liabilities, respectively, in the Statements of Financial Condition.

21

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

The reconciliation between the Company’s effective tax rate on income from continuing operations and the statutory tax rate is as follows:

Year Ended December 31,
	2022	2021
Federal tax rate	21.0%	21.0%
State tax, net of federal deduction	6.9%	7.7%
Research and development credit	2.2%	(0.9) %
Share-based compensation	(1.1) %	— %
Income subject to partnership taxation	— %	0.6%
Other	3.0%	(0.2) %
Effective tax rate	32.0%	28.2%

The components of the net deferred tax assets and liabilities are as follows:

	As of December 31,
	2022	2021
Deferred Income Tax Assets:
Accrued Expenses	$188,151	$—
Share-based compensation	164,856	—
Total deferred tax assets	353,007	—
Deferred Income Tax Liabilities
Internal use software development costs	327,001	331,688
Total deferred tax liabilities	327,001	331,688
Net deferred tax assets (liability)	$26,006	$(331,688)

The Company recognizes and measures its unrecognized tax benefits and assesses the likelihood, based on their technical merit, that tax positions will be sustained upon examination based on the facts, circumstances, and information available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available or when an event occurs that requires a change.

The Company does not have any material uncertain tax positions. As of December 31, 2022, generally the past three years remain subject to examination by various tax jurisdictions under the statute of limitations. In addition, management does not expect a significant change in uncertain tax positions during the twelve months subsequent to December 31, 2022.

12.EMPLOYEE BENEFIT PLAN
The Company’s employees participate in Apex Fintech’s defined contribution 401(k) employee benefit plan (the “Plan”) that covers substantially all employees. Under the Plan, the Company may make a discretionary match contribution. All employees are eligible to participate in the Plan, based on meeting certain age and term of employment requirements. The total discretionary match contribution for the years ended December 31, 2022 and 2021 was $127,649 and $38,040, respectively, before forfeitures and is included in Employee compensation and benefits in the Statements of Operations.

13.RELATED PARTIES TRANSACTIONS
The Company and PEAK6 Group LLC are parties to an intercompany expense-sharing agreement that outlines the allocation of direct and indirect costs between the entities which is at management’s discretion. For the years ended December 31, 2022 and 2021, the Company recorded expenses of $4,497,539 and $5,790,685, respectively, attributable to compensation and benefits, and consulting services related to technology, compliance, legal, marketing, and insurance fees that are included in the Statements of Operations. As of December 31, 2022 and 2021, the Company had a payable to PEAK6 Group LLC of $316,477

22

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

and $1,249,592, respectively, that is included in Payables to affiliates in the Statements of Financial Condition. As of December 31, 2022, the Company has a received due from PEAK6 Group LLC of $2,084,853, that is included in Receivables from affiliates in the Statements of Financial Condition.

Apex Clearing Corporation
The Company and ACC have entered into a expense sharing services agreement (“Service Agreement”) that outlines the allocation of direct and indirect costs between the two entities. Under the terms of the Service Agreement, ACC provides various support and other services to the Company and is entitled to fees and other payouts. For the years ended December 31, 2022 and 2021, ACC charged the Company $6,621,771 and $116,764, respectively, under the Service Agreement that are included in various accounts within the Statements of Operations. As of December 31, 2022 and 2021, the Company had a payable to ACC of $100,554 and $32,409, respectively, that is included in Payables to affiliates in the Statements of Financial Condition.

As of December 31, 2022 and 2021, the Company has a clearing receivable of $877,077 and $3,645,716, respectively, due from ACC that is included in Receivables from brokers, dealers, correspondents and clearing organizations in the Statements of Financial Condition.

Apex Fintech Solutions Inc.
As of December 31, 2022 and 2021, the Company had a payable to Apex Fintech of $100,054 and $4,603, respectively, recorded in the Statements of Financial Condition as Payables to affiliates. The Company recorded $643,295 of expenses in the Statement of Operations, attributable to technology expenses and employee related expenses allocated to the Company.

14.CUSTOMER CONCENTRATION
Concentration of Business
For the year ended December 31, 2022, one client accounted for approximately 82.9% of the Company’s business in aggregate.

Concentration of Receivables
As of December 31, 2022, no client accounted for more than 10% of receivables.

15.FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
Cryptocurrencies Risk
The Company is subject to various risks including market risk, liquidity risk and other risks related to its digital asset holdings. Digital asset prices have been volatile and subject to influence by many factors including the level of liquidity and the Company may experience losses.

There is a risk that some, or all, of the Company’s and customers’ cryptocurrencies could be lost or stolen. Further, digital asset movements are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable.

To the extent the private keys for digital asset addresses are lost, destroyed or otherwise compromised and no backup of private keys are accessible, the Company may be unable to access the digital currencies held in the associated address and the private key will not be capable of being restored by the digital asset networks. The processes by which digital asset transactions are settled is subject to operational risk. Third party service providers may be vulnerable to hacking or other malicious activities.

The above factors contribute to the uncertainty with respect to the future viability and value of cryptocurrencies.

Credit Risk and Concentration of Credit Risk
Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The Company's exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all contracts.

23

APEX CRYPTO LLC
NOTES TO THE FINANCIAL STATEMENTS

The Company enters into various transactions with corresponding brokers and over the counter trading counterparties. In the event these counterparties do not fulfill their obligations, the Company may be exposed to risk. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

The Company maintains its cash in bank deposit accounts. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash deposits.

16.SUBSEQUENT EVENTS
The Company evaluates subsequent events through the date on which the financial statements were issued. Other than the below items, there have been no material subsequent events that occurred during this period that could require an adjustment to these financial statements.

On November 3, 2022, Apex Fintech entered into a definitive agreement to sell the Company to Bakkt Holdings, Inc. The transaction closed on April 1, 2023.

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